Exhibit 10.1

87 CambridgePark Drive

Cambridge, Massachusetts

(the “Building”)

SECOND AMENDMENT
(“Second Amendment”)

EXECUTION DATE:	March 11, 2020

LANDLORD:	HCP/King 87 CPD LLC, a Delaware limited liability company, successor-in-interest to CPI/King 87 CPD Owner LLC, the successor-in-interest to King 87 CPD LLC

TENANT:	Ra Pharmaceuticals, Inc., a Delaware corporation

EXISTING PREMISES:	A portion of the first (1st) floor of the Building, consisting of approximately 26,623 rentable square feet of space, as shown hatched on Exhibit 2 attached to the Lease, and the underground pH vault, as shown on Exhibit A, First Amendment; and

The First Amendment Premises consisting of the Mechanical Room and the Main Electric Room containing in the aggregate 134 rentable square feet, as shown on Exhibit A, First Amendment

DATE OF LEASE:	September 15, 2015

CURRENT EXPIRATION DATE:	April 30, 2023

EXTENDED EXPIRATION DATE:	The later to occur of (i) June 30, 2031 and (ii) last day of the calendar month in which the tenth (10th) anniversary of the Expansion Premises Rent Commencement Date, as hereinafter defined, occurs.

PREVIOUS LEASE AMENDMENTS:	First Amendment dated March 29, 2016

EXPANSION PREMISES:	The entirety of the second (2nd) floor of the Building, consisting of approximately 37,186 rentable square feet, as shown on Exhibit D, Second Amendment. The Expansion Premises are the ROFO Premises, as defined and referenced in Exhibit 11 of the Lease.

BACKGROUND

WHEREAS, the Term of the above-referenced lease (the “Lease”) is scheduled to expire on April 30, 2023;

WHEREAS, Tenant desires to: (i) extend the Term of the Lease for an additional period; and (ii) lease the Expansion Premises from Landlord on the terms and conditions hereinafter set forth;

WHEREAS, the Expansion Premises are presently leased to another tenant of the Building, Dicerna Pharmaceuticals, Inc., (“Dicerna”) pursuant to a lease (the “Dicerna Lease”), the term of which expires as of December 31, 2020;

WHEREAS, Landlord hereby acknowledges that Tenant, UCB S.A. (“UCB”), and Franq Merger Sub, Inc., a wholly owned subsidiary of UCB (the “Merger Sub”), have entered into an Agreement and Plan of Merger dated as of October 9, 2019, pursuant to which UCB agreed to acquire Tenant through the merger of Merger Sub with and into Tenant (the “Merger”), with Tenant surviving the closing of the Merger, as a wholly owned subsidiary of UCB, the closing of which Merger is estimated to occur in the first quarter of 2020; and

WHEREAS, Landlord is willing to: (i) extend the Term of the Lease; and (ii) lease the Expansion Premises to Tenant on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Lease is hereby amended as follows:

1.       EXTENSION OF TERM—EXISTING PREMISES. The Term of the Lease with respect to the Existing Premises is hereby extended for a period of time (the “Extension Term”) commencing on May 1, 2023, and expiring on the date (the “Extended Expiration Date”) that is the later to occur of (i) June 30, 2031 and (ii) last day of the calendar month in which the tenth (10th) anniversary of the Expansion Premises Rent Commencement Date, as hereinafter defined, occurs. The Extension Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the Extension Term (including, without limitation, Tenant’s obligation to pay Tenant’s Share of Operating Costs and Tenant’s Share of Taxes), except as set otherwise set forth in this Second Amendment.

A.       Base Rent—Existing Premises. The amount of Base Rent payable by Tenant for the Existing Premises during the Extension Term shall be as hereinafter set forth. All such Base Rent shall be payable by Tenant in accordance with the provisions of Section 5.1 of the Lease.

Rent Year*	Annual Base Rent	Monthly Base Rent
5/1/23 – Expiration of Rent Year 2**	$1,956,739.41***	$163,061.62
Rent Year 3	$2,015,441.59	$167,953.47
Rent Year 4	$2,075,904.84	$172,992.07
Rent Year 5	$2,138,181.99	$178,181.83
Rent Year 6	$2,202,327.44	$183,527.29
Rent Year 7	$2,268,397.27	$189,033.11
Rent Year 8	$2,336,449.19	$194,704.10
Rent Year 9	$2,406,542.66	$200,545.22
Rent Year 10	$2,478,738.94	$206,561.58

*	See Section 2A(6) below for the definition of Rent Year.
**	Rent Year 2 and the succeeding Rent Years are the same for the Existing Premises and for the Expansion Premises.
***	Annualized

B.       Condition of Existing Premises. Tenant shall take the Existing Premises during the Extension Term in a strictly “as-is” and “where is” condition, without Landlord having any obligation to perform any work to renovate or otherwise perform leasehold improvement work with respect to the Existing Premises, except that Tenant shall have the right to apply the proceeds of Landlord’s Second Amendment Contribution, as defined in Section 2 of Exhibit A, Second Amendment, towards the Permitted Costs (as defined in Section 2 of Exhibit A, Second Amendment) of Tenant’s Existing Premises Work (as defined in Section 3 below).

2.       LEASE OF EXPANSION PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises for a term commencing on the Expansion Premises Term Commencement Date (as hereinafter defined) and expiring on the Extended Expiration Date (the “Expansion Premises Term”). Effective on the Expansion Premises Term Commencement Date, as hereinafter defined, the Existing Premises and the Expansion Premises shall collectively be referred to as the “Premises” and the Premises shall then contain a total of 63,943 rentable square feet. Said lease of the Expansion Premises shall be upon all of the terms and conditions of the Lease applicable to the Existing Premises, except to the extent inconsistent with the provisions of this Second Amendment.

A.       Definitions.

(1)       Expansion Premises Term Commencement Date. The “Expansion Premises Term Commencement Date” shall be the date that Landlord satisfies the Delivery Conditions, as hereinafter defined. The Expansion Premises Term Commencement Date is estimated to occur on or about January 1, 2021 (the “Estimated Expansion Premises Term Commencement Date”).

(2)       Delivery Conditions. The “Delivery Conditions” shall be deemed to be satisfied by Landlord when Landlord delivers to Tenant: (x) the Expansion Premises in the condition required pursuant to Section 2B below, and (y) the Decommissioning Documentation (as hereinafter defined).

(3)       Decommissioning Documentation. The parties hereby acknowledge that Dicerna is required to clean and decommission the Expansion Premises in compliance with the provisions of the Dicerna Lease as set forth on Exhibit B, Second Amendment attached hereto. Promptly after Landlord’s receipt of a Surrender Plan from Dicerna which is approved by Landlord, and receipt of the satisfactory certification from the industrial hygienist as required by Exhibit B, Second Amendment from Dicerna, Landlord shall forward the Surrender Plan (as defined in Exhibit B, Second Amendment) and certification from the industrial hygienist to Tenant. Such Surrender Plan and certification from the industrial hygienist are referred to herein as the “Decommissioning Documentation”.

(4)       Expansion Premises Rent Commencement Date. The “Expansion Premises Rent Commencement Date” shall be the date that is the earlier of (i) July 1, 2021 or (ii) the date Tenant occupies any part of the Expansion Premises for the Permitted Use, except that the Expansion Premises Rent Commencement Date shall be extended by the number of days (if any) that Tenant’s Expansion Premises Work is delayed by reason of Landlord Delays. Neither the installation of any furniture, fixtures or equipment in the Expansion Premises nor the performance of Tenant’s Work in the Expansion Premises shall be considered to be “occupancy of the Expansion Premises for the Permitted Uses” for the purposes of this Subparagraph (4).

(5)       Landlord Delay. For the purposes of this Second Amendment, a “Landlord Delay” shall be defined as any delay in the Tenant’s Expansion Premises Work to the extent caused by any default by Landlord under the Lease. Landlord shall not be charged with any period of Landlord Delay prior to the time that Landlord receives written notice from Tenant of such Landlord Delay.

(6)       Rent Year. For the purposes of this Second Amendment, from and after the Expansion Premises Rent Commencement Date, the first “Rent Year” shall be defined as the period commencing on the Expansion Premises Rent Commencement Date and ending on the day immediately preceding the first anniversary of the Expansion Premises Rent Commencement Date, except that if the Expansion Premises Rent Commencement Date does not occur on the first day of a calendar month, then the first Rent Year shall expire on the last day of the calendar month in which the first (1st) anniversary of the Expansion Premises Rent Commencement Date occurs. Thereafter, each subsequent twelve-(12)-month period during the Term of this Lease commencing as of any anniversary of the Expansion Premises Rent Commencement Date shall be deemed to be a Rent Year, except that Rent Year 10 shall commence as of the ninth (9th) anniversary of the Expansion Premises Rent Commencement Date and shall expire on the Extended Expiration Date.

B.       Condition of Expansion Premises. Landlord shall deliver the Expansion Premises to Tenant, and Tenant shall accept the Expansion Premises from Landlord, in “AS IS”, “WHERE IS” condition, and with all faults on the Expansion Premises Term Commencement Date, without representations or warranties, express or implied, in fact or by law, except that:

(1)       Landlord shall deliver the Expansion Premises in the same condition as the Expansion Premises are in as of the Execution Date, reasonable wear and tear, and damage by fire or other casualty excepted, broom clean, and free and clear of any occupants and all their property, other than such furniture, fixtures and equipment (if any) left by Dicerna in the Expansion Premises pursuant to a mutually acceptable agreement which may be entered into between Dicerna and Tenant);

(2)       Landlord shall deliver the Decommissioning Documentation to Tenant, as set forth above, and

(3)       the foregoing shall not relieve Landlord of its repair and maintenance obligations under the Lease.

C.       Delay in the Expansion Premises Term Commencement Date. Subject to the provisions of this Section 2C, Landlord’s failure to deliver possession of the Expansion Premises to Tenant by the Estimated Expansion Premises Term Commencement Date shall in no way affect the validity of this Second Amendment or the obligations of Tenant hereunder; Landlord shall not be liable for a failure to deliver possession of the Expansion Premises or any other space due to the holdover or unlawful possession of such space by Dicerna, and Tenant shall not have any claim against Landlord by reason thereof. Notwithstanding the foregoing, and as Tenant’s sole remedies, both in law and in equity in the event of any delay in the Expansion Premises Term Commencement Date:

(1)       Hold Over by Dicerna. If Dicerna holds over in the Expansion Premises beyond the expiration of the term of the Dicerna Lease, then: (i) Landlord shall use commercially reasonable efforts (including commencement of a summary process action) to recover the Expansion Premises from Dicerna as soon as reasonably possible, (ii) Landlord shall use commercially reasonable efforts to recover any Hold Over Premium, as hereinafter defined, payable by Dicerna to Landlord, and (iii) Landlord shall pay to Tenant the net (i.e., net of reasonable attorneys’ fees and court costs incurred by Landlord in attempting to recover any Hold Over Premium) amount of any Hold Over Premium actually received by Landlord from Dicerna pursuant to the Dicerna Lease with respect to its use and occupation of the Expansion Premises after the termination of the term of the Dicerna Lease. The “Hold Over Premium” shall be defined as the amount which Dicerna is required to pay to Landlord on account of its occupancy of the Expansion Premises after the termination of the term of the Dicerna Lease in excess of the amount which Dicerna would have been required to pay to Landlord on account of such hold over period had the term of the Dicerna Lease been extended through the hold over period on the same terms as were in effect immediately prior to the expiration of the Dicerna Lease.

(2)       Tenant’s Termination Right. Notwithstanding the foregoing, if the Expansion Premises Term Commencement Date shall not have occurred on or before the Outside Date, as hereinafter defined, then Tenant shall have the right, exercisable by a written thirty-(30)-day termination notice given by Tenant to Landlord on or after the Outside Date, to cancel this Second Amendment and to render it void and without further force or effect. The “Outside Date” shall be defined as June 1, 2021. If the Expansion Premises Term Commencement Date occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant’s termination notice shall be deemed to be void and of no force or effect. If the Expansion Premises Term Commencement Date does not occur on or before such thirtieth (30th) day, then: (i) Landlord shall promptly return the Expansion Premises Security Deposit to Tenant, and (ii) this Second Amendment shall be void and without further force or effect, except that Tenant shall continue to be entitled to receive the net amount of any Hold Over Premium actually received by Landlord from Dicerna.

D.       Rent. Commencing on the Expansion Premises Rent Commencement Date and continuing thereafter throughout the Term of the Lease, Tenant shall pay Base Rent with respect to the Expansion Premises as follows:

Time Period	Annual Base Rent	Monthly Base Rent
Rent Year 1	$2,640,206.00	$220,017.17
Rent Year 2	$2,719,412.18	$226,617.68
Rent Year 3	$2,800,994.55	$233,416.21
Rent Year 4	$2,885,024.38	$240,418.70
Rent Year 5	$2,971,575.11	$247,631.26
Rent Year 6	$3,060,722.37	$255,060.20
Rent Year 7	$3,152,544.04	$262,712.00
Rent Year 8	$3,247,120.36	$270,593.36
Rent Year 9	$3,344,533.97	$278,711.16
Rent Year 10	$3,444,869.99	$287,072.50

E.       Additional Rent. Tenant’s obligation to pay Tenant’s Share of Operating Costs and Tenant’s Share of Taxes and utilities, all with respect to the Expansion Premises shall commence as of the Expansion Premises Rent Commencement Date. Therefore, commencing as of the Expansion Premises Rent Commencement Date, and continuing thereafter throughout the remainder of the Term of the Lease: (w) both Tenant’s Building Share and Tenant’s Share shall be 100% (i.e., since, upon the lease of the Expansion Premises, Tenant shall be leasing the entirety of the rentable area of the Building), (x) Tenant shall pay Tenant’s Share of Operating Costs to Landlord in accordance with the provisions of Section 5.2(c) of the Lease, (y) Tenant shall pay Tenant’s Share of Taxes to Landlord in accordance with the provisions of Section 5.3(c) of the Lease, and (z) Tenant shall pay 100% of the cost of all utility services consumed in the Building (including, without limitation, electricity, gas and water). The parties agree that if Landlord exercises its right, as set forth in Section 2.2(b) of the Lease, to subject the Property to a Condominium and/or an REA, then, except for Excluded Costs (as defined in Section 5.2(b) of the Lease, common area changes payable under the Condominium relating to the Unit in which the Building is located and any costs under the REA which are chargeable to the Building shall be included in Operating Costs.

3.       TENANT’S WORK. Subject to the provisions of the Lease, Tenant shall, at Tenant’s sole cost and expense (subject to Tenant’s right to apply Landlord’s Second Amendment Contribution) perform all work which Tenant deems necessary: (i) to prepare the Expansion Premises for Tenant’s use and occupancy (“Tenant’s Expansion Premises Work”) and (ii) to refurbish the Existing Premises (“Tenant’s Existing Premises Work”). Collectively, Tenant’s Expansion Premises Work and Tenant’s Existing Premises Work are known as “Tenant’s Work”. Tenant’s Work shall be performed in accordance with the provisions of the Lease, including, without limitation, Section 11 of the Lease and Exhibit 4 and Exhibit 7 thereof, as well as Exhibit A, Second Amendment attached hereto.

4.       MWRA PERMIT FOR ACID NEUTRALIZATION TANK SERVING THE EXPANSION PREMISES. Reference is made to the fact that Tenant will have the right to use the Acid Neutralization Tank currently serving the Expansion Premises. Therefore, Tenant confirms and agrees that it shall comply with the provisions of Section 4.3 of the Lease with respect to such Acid Neutralization Tank, including, without limitation, obtaining an MWRA Permit prior to commencing to use such Acid Neutralization Tank.

5.       PARKING.

A.       Expansion Premises Parking. In addition to Tenant’s right to use the forty-five (45) parking spaces (the “Parking Spaces”) set forth in Section 1.3(b) of the Lease with respect to the Existing Premises, commencing as of the Expansion Premises Rent Commencement Date and continuing thereafter throughout the Term of the Lease, Tenant shall have the right to use an additional fifty-six (56) parking spaces in connection with Tenant’s lease of the Expansion Premises (the “Expansion Premises Parking”), for a total of 101 parking spaces available to Tenant (the “Total Parking Spaces”). Tenant’s use of the Expansion Premises Parking shall be in accordance with the terms and conditions set forth in said Section 1.3(b) of the Lease, as amended by this Section 5.

B.       Garage. The parties hereby acknowledge that Landlord intends to build a new building to be known as and numbered 101 CambridgePark Drive (“New Building”) and a garage (the “Garage”) under the New Building. Upon the completion of the Garage: (i) all of the Parking Spaces available for Tenant’s use shall be located in the Garage, the surface parking area serving the Building, and (ii) Tenant shall pay Monthly Parking Fees to Landlord for the use of each Parking Space made available to Tenant pursuant to the Lease, as amended by this Second Amendment, a monthly parking fee equal to the greater of: (i) $150.00 per space per month, or (ii) the Prevailing Monthly Parking Rate, as hereinafter defined. The “Prevailing Monthly Parking Rate” shall be the monthly rate charged, from time to time, to the public for parking in structured garages located in the geographic area shown on Exhibit C, Second Amendment. As of the Execution Date of this Second Amendment, the Prevailing Monthly Parking Rate is estimated to be $150.00 per Parking Space. Notwithstanding the foregoing, in the event Landlord elects not to construct the Garage, Tenant shall commence paying Monthly Parking Fees to Landlord commencing on May 1, 2023, and continuing through the remainder of the Term of the Lease. Monthly Parking Fees shall be considered additional rent and shall be payable by Tenant to Landlord on the first day of each month in advance at the same time and in the same manner as Base Rent is payable by Tenant to Landlord.

C.       Landlord’s Right to Temporarily Relocate Parking Spaces. As contemplated pursuant to Section 1.3(b) of the Lease, upon at least three (3) months’ prior notice, Landlord has the right to temporarily relocate all, or a portion, of the Parking Spaces. The parties confirm that Landlord shall retain such right as set forth in Section 1.3(b), except that: (i) notwithstanding the provisions of clause (i) in Section 1.3(b), the duration of such relocation shall be not more than twenty-four (24) months, and (ii) Landlord may temporarily relocate some of, or all of, the Parking Spaces to other parking areas owned, controlled or leased by Landlord in the geographic area shown on Exhibit C, Second Amendment. Exhibit C, Second Amendment is hereby substituted in place of Exhibit 2-1 of the Lease.

6.       LANDLORD’ NOTICE ADDRESS. For all purposes of the Lease, the Notice address for Landlord set forth in Section 24 of the Lease is hereby deleted in its entirety, and the following address is substituted therefor:

“If to Landlord:	HCP/King 87 CPD LLC
c/o King Street Properties
800 Boylston Street, Suite 1570
Boston, MA 02199
Attention: Stephen D. Lynch
Email: slynch@ks-prop.com

With copies to:	Goulston & Storrs PC
400 Atlantic Avenue
Boston, MA 02110
Attention: King Street
plevy@goulstonstorrs.com”

7.       SECURITY DEPOSIT. Reference is made to the fact that Landlord is currently holding a Security Deposit in the amount of $1,333,812.00 in the form of a letter of credit (the “Existing Security Deposit”) pursuant to the provisions of Article 7 of the Lease. No additional security deposit will be required with respect to the Expansion Premises and Landlord shall continue to hold the Existing Security Deposit throughout the Term. Notwithstanding the foregoing, provided that (x) the Merger has occurred, (y) UCB has executed and delivered to Landlord a guaranty in the form attached hereto as Exhibit E, Second Amendment, which guaranty shall remain in full force and effect throughout the Term, and (z) there is then no existing Event of Default by Tenant under the Lease (collectively, the “Reduction Conditions”), Tenant may request a reduction in the amount of the Existing Security Deposit to $500,000.00 (the “Reduced Security Deposit”).

Tenant shall request such reduction in a written notice to Landlord (the “Reduction Notice”), and if Landlord, in good faith, determines that the Reduction Conditions have been satisfied, Landlord shall, within five (5) business days of its receipt of such Reduction Notice, so notify Tenant, whereupon Tenant shall deliver to Landlord either: (i) a substitute letter of credit (the “Substitute Letter of Credit”) in the amount of the Reduced Security Deposit, in form satisfying the requirements of this Section 7 and Article 7 of the Lease, or (ii) an amendment to the existing letter of credit, in form and substance reasonably acceptable to Landlord, reducing the amount of the Existing Security Deposit to the Reduced Security Deposit amount. If Tenant delivers to Landlord a Substitute Letter of Credit satisfying the foregoing requirements, as aforesaid, then Landlord shall exchange the existing letter of credit which Landlord is then holding for such Substitute Letter of Credit within ten (10) days after Landlord receives such Substitute Letter of Credit from Tenant. If Landlord declines to reduce the Existing Security Deposit based upon the fact that any of the Reduction Conditions have not been satisfied, but Tenant subsequently satisfies the Reduction Conditions, then Tenant may submit a new Reduction Notice to Landlord for the reduction in the Security Deposit in accordance with the provisions of this Section 7.

In no event shall the Reduced Security Deposit ever be less than $500,000.00. The Reduced Security Deposit shall continue to be held by Landlord throughout the Term of the Lease.

8.       MONUMENT SIGN. Tenant acknowledges that, in connection with the construction of the New Building, Landlord intends, at Landlord’s sole cost, to replace the existing Monument Sign serving the Building with a new Monument Sign (“New Monument Sign”) which will identify tenants of both the Building and the New Building. Upon completion of the New Monument Sign, Tenant’s name shall be listed on the New Monument with signage facia similar to Tenant’s signage on the existing Monument Sign.

9.       ESTOPPEL. Each party (the “Certifying Party”) hereby certifies to the other party (the “Other Party”) that, to the best of the knowledge of the Certifying Party, the Other Party is not, as of the Execution Date of this Second Amendment, in default of its obligations under the Lease.

10.     BROKER. Tenant and Landlord each warrants and represents that it has dealt with no broker, other than CBRE/New England (“Broker”) in connection with the consummation of this Second Amendment. Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. So long as Tenant does not exercise its termination right pursuant to Section 2C(2) above, Landlord shall be responsible for the commission payable to Broker in connection with the execution and delivery of this Second Amendment pursuant to a separate agreement between Landlord and Broker.

11.     DELETED LEASE PROVISIONS

A.      Deleted Lease Provisions. Section 1.2 (Extension Term) and Exhibit 11 (Right of First Offer) of the Lease are hereby deleted in their entirety and are of no further force and effect.

B.      Inapplicable Lease Provisions. Section 3, Exhibit 4, and Exhibit 11-1 of the Lease shall have no applicability with respect to this Second Amendment.

12.     CONFLICT. In the event that any of the provisions of the Lease are inconsistent with this Second Amendment or the state of facts contemplated hereby, the provisions of this Second Amendment shall control.

13.     RATIFICATION. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

14.     Tenant’s Hazardous Materials. Effective as of the Expansion Premises Term Commencement Date, Exhibit 8 to the Lease shall be deleted in its entirety, and

Exhibit 8, Second Amendment, attached hereto and incorporated herein, shall be substituted therefor.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED under seal as of the date first above written.

LANDLORD:

HCP/KING 87 CPD LLC,

a Delaware limited liability company

By:	King Stengel LLC,

its Manager

By:	King Street Properties Investments LLC,

its Manager

By:	King Street Properties Investments LLC,
Its Manager

By:	/s/ Thomas Ragno
	Name:	Thomas Ragno
	Title:	Manager

TENANT:

RA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ David Lubner
Name:	David Lubner
Title:	BVP, CFO

EXHIBIT A, SECOND AMENDMENT

WORK LETTER

1.       Performance of Tenant’s Work. Tenant shall perform Tenant’s Work in accordance with the provisions of the Lease (including, without limitation, Section 11, Exhibit 4, Exhibit 7, and Exhibit 9-2 of the Lease, and this Exhibit A, Second Amendment). Tenant’s Work shall be performed at Tenant’s sole cost and expense, except that Tenant may apply Landlord’s Second Amendment Contribution to Permitted Costs, as hereinafter defined. Without limiting the foregoing, Tenant’s Work shall be designed by an architect approved by Landlord and a contractor approved by Landlord, which approvals shall not be unreasonably withheld, conditioned, or delayed.

2.       Landlord’s Second Amendment Contribution

(a)               Maximum Contribution. As an inducement to Tenant’s entering into this Second Amendment, Landlord shall, in the manner hereinafter set forth, provide Tenant with a special tenant improvement allowance (“Landlord’s Second Amendment Contribution”) not to exceed Two Million Five Hundred Eighty Thousand Three Hundred Seventy and 00/100 Dollars ($2,580,370.00) (the “Maximum Contribution”). Landlord’s Second Amendment Contribution may be used by Tenant solely to reimburse Tenant for costs incurred by Tenant in designing Tenant’s Work (“Soft Costs”) and in performing Tenant’s Work (“Hard Costs”). Soft Costs and Hard Costs are referred to collectively herein as “Permitted Costs”. No more than $129,018.50 of Landlord’s Second Amendment Contribution may be used to pay for Soft Costs.

(b)               Budget. Tenant shall have no right to submit any requisition to Landlord on account of Permitted Costs until Tenant has submitted to Landlord a detailed good faith budget (“Budget”) of Permitted Costs. Tenant shall deliver to Landlord an update of the Budget at least once every two (2) months, but in any event after Tenant enters into a contract for the performance of Tenant’s Work with its contractor.

(c)               Tenant shall submit to Landlord reasonably detailed documentation evidencing the then current Budget at the time of each Budget update. For the purposes hereof, Permitted Costs shall not include: (i) the cost of any of Tenant’s Property (hereinafter defined), including, without limitation, telecommunications and computer equipment and all associated wiring and cabling, any de-mountable decorations, artwork and partitions, signs, and trade fixtures, (ii) the cost of any fixtures or Alterations that will be removed at the end of the Term, and (iii) any fees paid to Tenant, any Affiliated Entity or Successor,

EXHIBIT A, SECOND AMENDMENT

(d)               Requisitions. Landlord shall pay Landlord’s Proportion (hereinafter defined) of the cost shown on each requisition (hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord’s Second Amendment Contribution has been exhausted. “Landlord's Proportion” shall be a fraction, the numerator of which is Landlord’s Second Amendment Contribution and the denominator of which is the Budget for Permitted Costs, from time to time. A “requisition” shall mean AIA Documents G-702 and G-703 duly executed and certified by Tenant’s architect and general contractor (accompanied by, without limitation, invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Contractors”) and partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (“Lien Waivers”) with respect to the prior month’s requisition, and such other documentation as Landlord or any Mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications executed by the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer, Vice President, or other officer of Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Landlord shall have the right, upon reasonable advance notice to Tenant and not more often than one time per calendar month, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Such inspection shall be at Landlord’s sole cost and expense unless, after performing such inspection, it is determined that Tenant overstated the amount due to Tenant by more than four (4%) in which event, Tenant shall reimburse Landlord for the reasonable third-party cost of such inspection. Tenant shall submit requisition(s) no more often than monthly.

(e)               Notwithstanding anything to the contrary herein contained: (i) Landlord shall have no obligation to advance funds on account of Landlord’s Second Amendment Contribution more than once per month; (ii) if Tenant fails to pay to Tenant’s contractors the amounts paid by Landlord to Tenant in connection with any previous requisition(s), Landlord shall thereafter have the right to have Landlord’s Second Amendment Contribution paid directly to Tenant’s contractors; (iii) except as provided in the next following sentence, Landlord shall have no obligation to pay any portion of Landlord’s Second Amendment Contribution with respect to any requisition submitted after the date (the “Outside Requisition Date”) which is the earlier of: (a) three (3) months after the completion of Tenant’s Work, or (b) six (6) months after the Expansion Premises Term Commencement Date; provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with any contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute; (iv) Tenant shall not be entitled to any unused portion of Landlord’s Second Amendment Contribution, (v) Landlord’s obligation to pay any portion of Landlord’s Second Amendment Contribution shall be conditioned upon there existing no default by Tenant in its obligations under this Lease, of which Landlord has given Tenant written notice, at the time that Landlord would otherwise be required to make such payment; and (vi) in addition to all other requirements hereof, Landlord’s obligation to pay the final ten percent (10%) of Landlord’s Second Amendment Contribution shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with Tenant’s Work. If Landlord declines to fund any requisition on the basis that, at the time that Tenant submitted such requisition to Landlord, Tenant is in default of its obligations under the Lease, then, if Tenant cures such default and so long as the Lease is still in full force and effect, Tenant shall again have the right to resubmit such requisition (as may be updated by Tenant for any work performed since the date of the previously submitted requisition) for payment subject to the terms and conditions of this Section 2.

EXHIBIT A, SECOND AMENDMENT

(f)                If Landlord fails to fund any payment of Landlord’s Second Amendment Contribution properly due to Tenant when due, within thirty (30) days after Tenant’s written demand, the unfunded amount of the Landlord’s Second Amendment Contribution shall accrue interest at the Lease Interest Rate, as defined in Section 5.4, from the date due until paid, and Tenant may offset such owed amounts from subsequent installments of Base Rent until the total owed to Tenant is reimbursed.

3.       Miscellaneous

(a)               Tenant’s Authorized Representative. Tenant designates Kerry Black (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than five (5) Business Days advance written notice to Landlord.

(b)               Landlord’s Authorized Representative. Landlord designates Brian Grisaru (“Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than five (5) Business Days advance written notice to Tenant.

5.       This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT A, SECOND AMENDMENT

EXHIBIT B, SECOND AMENDMENT

DICERNA’S DECOMMISSIONING OBLIGATIONS

Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least thirty (30) days prior to the expiration of the Term, Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation (and to the extent applicable) causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request. On or before the expiration of the Term, Tenant shall deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as additional rent upon demand. Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of the Term.

EXHIBIT B, SECOND AMENDMENT

EXHIBIT C, SECOND AMENDMENT

PERMISSIBLE RELOCATION OF PARKING AREAS

II
87 CPD Permissible
Relocation of Parking Area
87
ARLINGTON
Concord Tpk
Acorn Pk
Alewife T Station Access R
Cambridgepark Dr
Mooney St
Normandy Ave
Loomis St
Smith Pl
Adley Rd
Wilson Rd
Moulton St
Fawcett St
Concord Ave
Rindge Ave
Clifton Pl
Clifton Cir
Jackson Cir
Theriault Ct
Terminal Rd
Wheeler St
Alewife Brook Pkwy
New St
Griswold St
Sunset Rd
Spinelli Pl
Blanchard Rd

EXHIBIT C, SECOND AMENDMENT

EXHIBIT D, SECOND AMENDMENT

PLAN OF EXPANSION PREMISES

PROCEDURAL
HOLDING
DIRTY CAGE
ANIMAL CARE CORRIDOR
GOWNING
CAGE PREP
ENTRY LOCK
CLEAN CAGE
SURGERY
TC ROOM
LAB
BIOLOGY
TC LAB
PCR ROOM
SCOPE ROOM
LARGE EQUIP
COLD ROOM
STOCK ROOM
GLASS WASH
TANK ROOM
BIO ANALYSIS ROOM
CORRIDOR
ELEC
BIO WASTE
CHEM WASTE
STORAGE
CO2 ROOM
LOCKED FILE ROOM
MASS SPECS
FORMULATION
IT/SERVER
COPY/FAX
CONF RM
MEDICAL DEPARTMENT
AC UNIT
SPEED VAC
OPEN OFFICE
CHEM STORE
CHEMISTRY
LOUNGE
BREAK OUT AREA
RECEPTION
JAN
BOARDROOM
KITCHEN/ MULTIPURPOSE
MOTHER'S ROOM

1 SECOND FLOOR PLAN

pH TANK
WASTE NEUTRAL
FENCE
N.I.C.

2 PARTIAL FIRST FLOOR PLAN

PLAN LEGEND

EXISTING WALL

NEW WALL

EXISTING DOOR

NEW DOOR

EQUIPMENT PROVIDED BY LANDLORD

EQUIPMENT/FURNITURE PROVIDED BY TENANT

EXHIBIT D, SECOND AMENDMENT

EXHIBIT E, SECOND AMENDMENT

FORM OF GUARANTY

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to HCP/KING 87 CPD LLC, a Delaware limited liability company (the “Landlord”) to enter into that certain Second Amendment dated as of January __, 2020 to the Lease dated September 16, 2015, as amended by a First Amendment dated March 29, 2016 (as amended, the “Lease”) with RA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), the undersigned UCB S.A., a Belgium ___________________, with an address of _____________________________________ (“Guarantor”), unconditionally guarantees the timely and punctual payment of all Rent, as defined in the Lease, and other payments required to be paid by Tenant, and the timely and prompt full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant under the Lease. Capitalized terms used but not defined herein shall have the meanings given in the Lease. Guarantor expressly agrees that the validity of this agreement and the obligations of Guarantor shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); Guarantor hereby waiving all suretyship defenses.

The obligations of Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity, including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease

Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect during the Term and as to any modification of the Lease, whether or not Guarantor shall have received any notice of or consented to such modification. Guarantor further agrees that its liability under this Guaranty shall be primary (and that the heading of this instrument and the use of the word “Guaranty(s)” shall not be interpreted to limit the aforesaid primary obligations of Guarantor), and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor, any other guarantor, and Tenant, jointly or severally, and may proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant or any other guarantor. Guarantor irrevocably waives any and all rights Guarantor may have at any time (whether arising directly or indirectly, by operation of law or by contract or otherwise) to assert any claim against Tenant on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any security deposit or other collateral which may be held by Landlord; and Guarantor will not claim any set-off or counterclaim against Tenant in respect of any liability Guarantor may have to Tenant.

EXHIBIT E, SECOND AMENDMENT

Guarantor hereby waives presentment, protest, notice of default, demand for payment, and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and agrees to pay unconditionally upon demand all amounts owed under the Lease. Guarantor further waives any setoff, defense or counterclaim that Tenant or Guarantor may have or claim to have against Landlord and the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty. Guarantor hereby agrees to indemnify Landlord and hold it harmless from and against all loss and expense, including reasonable third party out of pocket legal fees, suffered or incurred by Landlord as a result of claims to avoid any payment received by Landlord from Tenant with respect to the obligations of Tenant under the Lease. If Landlord retains an attorney to enforce this Guaranty or to bring any action or any appeal in connection with this Guaranty, the Lease, or the collection of any payment under this Guaranty or the Lease, Landlord shall be entitled to recover its attorneys' fees, costs and disbursements in connection therewith, as determined by the court before which such action or appeal is heard, in addition to any other relief to which Landlord may be entitled.

Guarantor represents to Landlord that Guarantor, directly or indirectly, owns all of the outstanding ownership interests in Tenant.

It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of Rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of Guarantor under this Guaranty; and wherever reference is made to the liability of Tenant named in the Lease, such reference shall be deemed likewise to refer to Guarantor.

All payments becoming due under this Guaranty and not paid within ten (10) business days after written notice from Landlord that the same is due shall bear interest from the applicable due date until received by Landlord at the rate set forth in Section 5.4(a) of the Lease for late payments.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the heirs, executors, administrators and assigns of Landlord, and shall be binding upon the heirs, successors and assigns of Guarantor. Landlord shall have the unrestricted right to assign this Guaranty in connection with an assignment of the landlord’s interest in the Lease without the consent of, or any other action required by, Guarantor.

Guarantor shall at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord, any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof.

EXHIBIT E, SECOND AMENDMENT

Guarantor hereby expressly agrees that this Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. Guarantor hereby expressly agrees that all actions to enforce this Guaranty, and all disputes arising, directly or indirectly, out of or relating to this Guaranty, shall be dealt with and adjudicated in the state courts of the Commonwealth of Massachusetts or the federal courts for the Commonwealth of Massachusetts and for that purpose hereby expressly and irrevocably submits itself to the sole and exclusive jurisdiction of such courts. Guarantor waives any and all rights under the laws of any state or the United States or otherwise to object to such jurisdiction. Guarantor agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court. Guarantor irrevocably agrees and consents that in addition to any methods of service of process provided by applicable law, all such service of process and any suit, action, or proceeding may be made by certified or registered mail, return receipt requested, at the address below, and Guarantor irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty:

Ra Pharmaceuticals, Inc.
87 CambridgePark Drive
Cambridge, Massachusetts 02140
Attention:

Alternatively, Landlord may comply with the applicable requirements of the Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters (Nov. 15, 1965, 20 U.S.T. 361, T.I.A.S. No. 6638, the “Hague Convention”).

[Signature Page Follows]

EXHIBIT E, SECOND AMENDMENT

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal as of this              day of                            , 2020.

WITNESS:	UCB S.A., a
Belgium

By:
Name:
Title:

EXHIBIT E, SECOND AMENDMENT

EXHIBIT 8, SECOND AMENDMENT

UPDATED LIST OF TENANT’S HAZARDOUS MATERIALS

See attached list.

EXHIBIT 8, SECOND AMENDMENT